EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the filing in this Registration Statement on Form S-1 of Business Warrior Corp. of our report dated April 14, 2022, relating to our audits of the financial statements of the Business Warrior Corp. for the years ended August 31, 2021 and 2020.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Accell Audit & Compliance, P.A.

Tampa, Florida

June 6, 2022